News Release

SPRINT REPORTS FISCAL YEAR 2019 THIRD QUARTER RESULTS

•	Wireless service revenue of $5.2 billion

◦	Postpaid wireless service revenue of $4.2 billion was stable sequentially and year-over-year

◦	Postpaid average revenue per account (ARPA) of $124.80 and postpaid phone average revenue per user (ARPU) of $50.37 were stable sequentially and year-over-year

•	Net loss of $120 million, operating income of $66 million, and adjusted EBITDA* of $2.5 billion

•	Postpaid net additions of 494,000

◦	10th consecutive quarter of net additions

◦	Data device net additions of 609,000 were partially offset by phone net losses of 115,000

◦	Average postpaid accounts of 11.3 million grew sequentially and year-over-year for the third consecutive quarter

•	Digital capabilities driving higher sales, better customer experience, and cost efficiencies

◦	Postpaid gross additions in digital channels increased 80 percent year-over-year

◦	More than 25 percent of all targeted customer care web chats are performed by virtual agents using artificial intelligence

•	Continued execution of Next-Gen Network plan

◦	Second fastest network and most improved operator based on national average download speeds

◦	True Mobile 5G coverage expanded to 20 million people

OVERLAND PARK, Kan. - Jan. 27, 2020 - Sprint Corporation (NYSE: S) today reported results for the fiscal year 2019 third quarter, including stability in postpaid wireless service revenue and continued growth in postpaid net additions. The company also reported a net loss of $120 million, operating income of $66 million, and adjusted EBITDA* of $2.5 billion.

“I continue to be impressed by the commitment of Sprint employees to deliver results during this period of uncertainty,” said Sprint CEO Michel Combes. “As we await a decision in the state attorneys general lawsuit, I continue to believe the merger with T-Mobile is the best way to deliver the benefits of competition to American consumers.”

Stable Wireless Service Revenue and Cost Optimization
Postpaid wireless service revenue of $4.2 billion remained stable sequentially and year-over-year as Sprint continued to focus on promoting its feature-rich Unlimited Plus and Unlimited Premium rate plans, selling additional data devices, and being more selective in its acquisition of postpaid phone customers. Postpaid net additions of 494,000 and average postpaid accounts of 11.3 million improved sequentially and year-over-year, while postpaid ARPA of $124.80 remained stable.

Total wireless service revenue of $5.2 billion was negatively impacted by the continued amortization of prepaid contract balances as a result of adopting the new revenue standard last year, while the year-ago period included Lifeline revenue related to federal and state government subsidies claimed as a result of an inadvertent coding error. Adjusting for these impacts, total wireless service revenue was stable year-over-year and sequentially.

News Release

The company continued its focus on cost optimization during the quarter by driving year-over-year gross reductions in cost of services and selling, general and administrative expenses, with most of the reductions coming from network optimization. These reductions have been offset by incremental costs associated with network coverage and capacity improvements, along with other customer experience initiatives.

Digital Capabilities Driving Higher Sales, Better Customer Experience, and Cost Efficiencies
Sprint continued to enhance its digital capabilities and transform the way it engages with customers.

•	Postpaid gross additions in digital channels increased 80 percent year-over-year.

•	Postpaid upgrades in digital channels increased more than 40 percent year-over-year.

•	More than 25 percent of all targeted customer care web chats are performed by virtual agents using artificial intelligence.

•	Web conversions improved and orders from digital media more than doubled year-over-year.

These digital initiatives have contributed to more efficient acquisition of new customers, along with lower customer care costs.

Network Improves and True Mobile 5G Coverage Expands to 20 Million People
Sprint made continued progress on executing its focused Next-Gen Network plan.

•	Sprint has 2.5 GHz spectrum substantially deployed on its existing macro sites.

•
The company has continued the rollout of Massive MIMO, a breakthrough technology that improves network capacity, enhances LTE performance, and allows for simultaneous use of spectrum for LTE and 5G. The company has thousands of Massive MIMO sites on-air across the country.

•	Sprint has approximately 37,000 outdoor small cells deployed including both mini macros and strand mounts.

These deployments have driven performance improvements and increased capacity in Sprint’s network, as seen in Ookla Speedtest Intelligence data which shows Sprint having the second fastest network1 and being the most improved operator in calendar 2019 with a 45 percent year-over-year increase in its national average download speeds.2 Additionally, the company is focused on improving the end-to-end network quality for its customers.

Sprint expanded its True Mobile 5G network coverage to approximately 20 million people within nine metropolitan areas - Atlanta, Chicago, Dallas-Fort Worth, Houston, Kansas City, Los Angeles, New York City, Phoenix and Washington, D.C. In these areas, customers with 5G devices are experiencing dramatically faster speeds with Sprint’s average 5G download speed of 215 Mbps more than 5X faster than Sprint LTE.3

Additional Information

•	Additional information about results, including a message from management, is available on the Investor Relations website at www.sprint.com/investors.

Contact Information

•	Media contact: Lisa Belot, Media.Relations@sprint.com

•	Investor contact: Jud Henry, Investor.Relations@sprint.com

_____________________________
1 Based on analysis by Ookla® of Speedtest Intelligence® data average download speeds from Q4 2019 for All Mobile Results. Ookla® trademarks used under license and reprinted with permission.
2 Based on analysis by Ookla® of Speedtest Intelligence® data average download speeds from December 2018 to December 2019 for All Mobile Results. Ookla® trademarks used under license and reprinted with permission.
3 Based on analysis by Ookla® of Speedtest Intelligence® data average download speeds for December 2019 of 4G (LTE) and 5G Beta (NR) results. Ookla® trademarks used under license and reprinted with permission.

News Release

Wireless Operating Statistics (Unaudited)

	Quarter To Date			Year To Date
	12/31/19	9/30/19	12/31/18	12/31/19	12/31/18
Net additions (losses) (in thousands)
Postpaid (a)	494	273	309	901	541
Postpaid phone	(115)	(91)	(26)	(334)	27
Prepaid (a)	(174)	(207)	(173)	(550)	(184)
Wholesale and affiliate	(71)	(462)	(88)	(673)	(272)
Total wireless net additions (losses)	249	(396)	48	(322)	85

End of period connections (in thousands)
Postpaid (a) (b) (c) (d)	33,842	33,348	32,605	33,842	32,605
Postpaid phone (b) (c)	26,264	26,379	26,787	26,264	26,787
Prepaid (a) (b) (c)	8,266	8,440	8,846	8,266	8,846
Wholesale and affiliate (c) (d) (e)	12,057	12,128	13,044	12,057	13,044
Total end of period connections	54,165	53,916	54,495	54,165	54,495

Churn
Postpaid	1.98%	1.87%	1.85%	1.87%	1.75%
Postpaid phone	2.06%	1.91%	1.84%	1.91%	1.71%
Prepaid	4.92%	4.94%	4.83%	4.70%	4.58%

Supplemental data - connected devices
End of period connections (in thousands)
Retail postpaid	4,050	3,718	2,821	4,050	2,821
Wholesale and affiliate	9,419	9,585	10,563	9,419	10,563
Total	13,469	13,303	13,384	13,469	13,384

ARPU (f)
Postpaid	$42.02	$42.30	$43.64	$42.29	$43.73
Postpaid phone	$50.37	$50.10	$50.01	$50.11	$49.91
Prepaid	$29.63	$30.97	$34.53	$30.93	$35.40

ARPA (g)
Average postpaid accounts (in thousands)	11,295	11,265	11,196	11,256	11,193
Postpaid ARPA	$124.80	$124.81	$126.14	$124.83	$125.87

(a)During the three and nine-month periods ended December 31, 2019, net subscriber additions under the non-Sprint branded postpaid plan offering were 108,000 and 331,000, respectively, and are included in total retail postpaid subscribers above. As of December 31, 2019, end of period subscribers under the non-Sprint branded postpaid plan offering were 885,000 and are included in total retail postpaid subscribers above.
(b)During the three-month period ended June 30, 2018, we ceased selling devices in our installment billing program under one of our brands and as a result, 45,000 subscribers were migrated back to prepaid from postpaid.
(c)As a result of our affiliate agreement with Shentel, certain subscribers have been transferred from postpaid and prepaid to affiliates. During the three-month period ended June 30, 2018, 10,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates.
(d)During the three-month period ended June 30, 2019, one of our postpaid customers purchased a wholesale MVNO and as a result, 167,000 subscribers were transferred from the wholesale to postpaid subscriber base.
(e)On April 1, 2018, approximately 115,000 wholesale subscribers were removed from the subscriber base with no impact to revenue. During the three-month period ended December 31, 2018, an additional 100,000 wholesale subscribers were removed from the subscriber base with no impact to revenue.
(f)ARPU is calculated by dividing service revenue by the sum of the monthly average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Postpaid phone ARPU represents revenues related to our postpaid phone connections.
(g)ARPA is calculated by dividing postpaid service revenue by the sum of the monthly average number of retail postpaid accounts.

News Release

Wireless Device Financing Summary (Unaudited)
(Millions, except sales, connections, and leased devices in property, plant and equipment)

	Quarter To Date			Year To Date
	12/31/19	9/30/19	12/31/18	12/31/19	12/31/18

Postpaid activations (in thousands)	4,773	3,983	4,462	12,231	11,707
Postpaid activations financed	80%	78%	81%	79%	82%
Postpaid activations - operating leases	61%	59%	63%	60%	64%

Installment plans
Installment sales financed	$541	$433	$357	$1,391	$825
Installment billings	$230	$214	$251	$653	$868
Installment receivables, net	$1,250	$1,110	$894	$1,250	$894

Equipment rentals and depreciation - equipment rentals
Equipment rentals	$1,292	$1,330	$1,313	$3,981	$3,778
Depreciation - equipment rentals	$1,011	$1,056	$1,137	$3,096	$3,454

Leased device additions
Cash paid for capital expenditures - leased devices	$2,147	$1,786	$2,215	$5,449	$5,739

Leased devices
Leased devices in property, plant and equipment, net	$6,748	$6,378	$6,683	$6,748	$6,683

Leased device units
Leased devices in property, plant and equipment (units in thousands)	15,714	15,566	15,897	15,714	15,897

Leased device and receivables financings net proceeds
Proceeds	$1,350	$2,080	$2,200	$4,550	$5,083
Repayments	(747)	(2,210)	(1,900)	(3,847)	(4,170)
Net proceeds (repayments) of financings related to devices and receivables	$603	$(130)	$300	$703	$913

News Release

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per share data)

	Quarter To Date			Year To Date
	12/31/19	9/30/19	12/31/18	12/31/19	12/31/18

Net operating revenues
Service revenue	$5,416	$5,273	$5,699	$16,252	$17,201
Equipment sales	1,372	1,192	1,589	3,784	4,180
Equipment rentals	1,292	1,330	1,313	3,981	3,778
Total net operating revenues	8,080	7,795	8,601	24,017	25,159
Net operating expenses
Cost of services (exclusive of depreciation and amortization below)	1,718	1,775	1,648	5,203	5,019
Cost of equipment sales	1,646	1,359	1,734	4,346	4,521
Cost of equipment rentals (exclusive of depreciation below)	201	240	182	666	457
Selling, general and administrative	2,045	1,936	2,003	5,888	5,731
Depreciation - network and other	1,071	1,065	1,088	3,256	3,132
Depreciation - equipment rentals	1,011	1,056	1,137	3,096	3,454
Amortization	474	106	145	698	475
Other, net	(152)	21	185	106	298
Total net operating expenses	8,014	7,558	8,122	23,259	23,087
Operating income	66	237	479	758	2,072
Interest expense	(589)	(594)	(664)	(1,802)	(1,934)
Other (expense) income, net	(6)	14	32	36	153
(Loss) income before income taxes	(529)	(343)	(153)	(1,008)	291
Income tax benefit (expense)	408	64	8	494	(56)
Net (loss) income	(121)	(279)	(145)	(514)	235
Less: Net loss (income) attributable to noncontrolling interests	1	5	4	9	(4)
Net (loss) income attributable to Sprint Corporation	$(120)	$(274)	$(141)	$(505)	$231

Basic net (loss) income per common share attributable to Sprint Corporation	$(0.03)	$(0.07)	$(0.03)	$(0.12)	$0.06
Diluted net (loss) income per common share attributable to Sprint Corporation	$(0.03)	$(0.07)	$(0.03)	$(0.12)	$0.06
Basic weighted average common shares outstanding	4,109	4,098	4,078	4,098	4,050
Diluted weighted average common shares outstanding	4,109	4,098	4,078	4,098	4,110

Effective tax rate	77.1%	18.7%	5.2%	49.0%	19.2%

NON-GAAP RECONCILIATION - NET (LOSS) INCOME TO ADJUSTED EBITDA* (Unaudited)
(Millions)

	Quarter To Date			Year To Date
	12/31/19	9/30/19	12/31/18	12/31/19	12/31/18

Net (loss) income	$(121)	$(279)	$(145)	$(514)	$235
Income tax (benefit) expense	(408)	(64)	(8)	(494)	56
(Loss) income before income taxes	(529)	(343)	(153)	(1,008)	291
Other expense (income), net	6	(14)	(32)	(36)	(153)
Interest expense	589	594	664	1,802	1,934
Operating income	66	237	479	758	2,072
Depreciation - network and other	1,071	1,065	1,088	3,256	3,132
Depreciation - equipment rentals	1,011	1,056	1,137	3,096	3,454
Amortization	474	106	145	698	475
EBITDA* (1)	2,622	2,464	2,849	7,808	9,133
Asset impairments (2)	19	2	—	231	—
Loss from asset dispositions, exchanges, and other, net (3)	22	—	105	22	173
Severance and exit costs (4)	20	19	30	66	63
Contract terminations costs (5)	—	—	—	—	34
Merger costs (6)	78	69	67	230	216
Litigation expenses and other contingencies (7)	(270)	—	50	(270)	50
Partial pension settlement (8)	57	—	—	57	—
Hurricanes (9)	—	—	—	—	(32)
Adjusted EBITDA* (1)	$2,548	$2,554	$3,101	$8,144	$9,637

Adjusted EBITDA margin*	47.0%	48.4%	54.4%	50.1%	56.0%

Selected items:
Cash paid for capital expenditures - network and other	$1,062	$1,109	$1,416	$3,360	$3,814
Cash paid for capital expenditures - leased devices	$2,147	$1,786	$2,215	$5,449	$5,739

News Release

WIRELESS STATEMENTS OF OPERATIONS (Unaudited)
(Millions)

	Quarter To Date			Year To Date
	12/31/19	9/30/19	12/31/18	12/31/19	12/31/18

Net operating revenues
Service revenue
Postpaid	$4,229	$4,218	$4,236	$12,646	$12,679
Prepaid	740	792	924	2,375	2,860
Wholesale, affiliate and other	226	35	289	541	868
Total service revenue	5,195	5,045	5,449	15,562	16,407

Equipment sales	1,372	1,192	1,589	3,784	4,180
Equipment rentals	1,292	1,330	1,313	3,981	3,778
Total net operating revenues	7,859	7,567	8,351	23,327	24,365

Net operating expenses
Cost of services (exclusive of depreciation and amortization below)	1,554	1,591	1,439	4,664	4,334
Cost of equipment sales	1,646	1,359	1,734	4,346	4,521
Cost of equipment rentals (exclusive of depreciation below)	201	240	182	666	457
Selling, general and administrative	1,923	1,815	1,885	5,517	5,338
Depreciation - network and other	1,023	1,023	1,035	3,116	2,975
Depreciation - equipment rentals	1,011	1,056	1,137	3,096	3,454
Amortization	474	106	145	698	475
Other, net	110	20	185	360	280
Total net operating expenses	7,942	7,210	7,742	22,463	21,834
Operating (loss) income	$(83)	$357	$609	$864	$2,531

WIRELESS NON-GAAP RECONCILIATION (Unaudited)
(Millions)

	Quarter To Date			Year To Date
	12/31/19	9/30/19	12/31/18	12/31/19	12/31/18

Operating (loss) income	$(83)	$357	$609	$864	$2,531
Asset impairments (2)	19	1	—	223	—
Loss from asset dispositions, exchanges, and other, net (3)	22	—	105	22	173
Severance and exit costs (4)	22	19	30	68	45
Contract terminations costs (5)	—	—	—	—	34
Litigation expenses and other contingencies (7)	5	—	50	5	50
Partial pension settlement (8)	42	—	—	42	—
Hurricanes (9)	—	—	—	—	(32)
Depreciation - network and other	1,023	1,023	1,035	3,116	2,975
Depreciation - equipment rentals	1,011	1,056	1,137	3,096	3,454
Amortization	474	106	145	698	475
Adjusted EBITDA* (1)	$2,535	$2,562	$3,111	$8,134	$9,705

Adjusted EBITDA margin*	48.8%	50.8%	57.1%	52.3%	59.2%

Selected items:
Cash paid for capital expenditures - network and other	$921	$963	$1,242	$2,911	$3,362
Cash paid for capital expenditures - leased devices	$2,147	$1,786	$2,215	$5,449	$5,739

News Release

WIRELINE STATEMENTS OF OPERATIONS (Unaudited)
(Millions)

	Quarter To Date			Year To Date
	12/31/19	9/30/19	12/31/18	12/31/19	12/31/18

Net operating revenues	$296	$300	$316	$903	$982

Net operating expenses
Cost of services (exclusive of depreciation and amortization below)	238	256	280	756	886
Selling, general and administrative	46	49	52	140	174
Depreciation and amortization	48	42	51	137	151
Other, net	(262)	1	—	(254)	18
Total net operating expenses	70	348	383	779	1,229
Operating income (loss)	$226	$(48)	$(67)	$124	$(247)

WIRELINE NON-GAAP RECONCILIATION (Unaudited)
(Millions)

	Quarter To Date			Year To Date
	12/31/19	9/30/19	12/31/18	12/31/19	12/31/18

Operating income (loss)	$226	$(48)	$(67)	$124	$(247)
Asset impairments (2)	—	1	—	8	—
Severance and exit costs (4)	(2)	—	—	(2)	18
Litigation expenses and other contingencies (7)	(275)	—	—	(275)	—
Partial pension settlement (8)	15	—	—	15	—
Depreciation and amortization	48	42	51	137	151
Adjusted EBITDA*	$12	$(5)	$(16)	$7	$(78)

Adjusted EBITDA margin*	4.1%	-1.7%	-5.1%	0.8%	-7.9%

Selected items:
Cash paid for capital expenditures - network and other	$34	$30	$64	$92	$170

News Release

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited)
(Millions)

	Year To Date
	12/31/19	12/31/18
Operating activities
Net (loss) income	$(514)	$235
Asset impairments (2)	231	—
Depreciation and amortization	7,050	7,061
Provision for losses on accounts receivable	435	278
Share-based and long-term incentive compensation expense	90	101
Deferred income tax (benefit) expense	(532)	25
Amortization of long-term debt premiums, net	(47)	(94)
Loss on disposal of property, plant and equipment	692	642
Deferred purchase price from sale of receivables	—	(223)
Other changes in assets and liabilities:
Accounts and notes receivable	(754)	65
Inventories and other current assets	650	248
Operating lease right-of-use assets	1,280	—
Accounts payable and other current liabilities	(436)	(530)
Current and long-term operating lease liabilities	(1,433)	—
Non-current assets and liabilities, net	(172)	(601)
Other, net	225	375
Net cash provided by operating activities	6,765	7,582

Investing activities
Capital expenditures - network and other	(3,360)	(3,814)
Capital expenditures - leased devices	(5,449)	(5,739)
Expenditures relating to FCC licenses	(24)	(145)
Change in short-term investments, net	5	1,467
Proceeds from sales of assets and FCC licenses	819	416
Proceeds from deferred purchase price from sale of receivables	—	223
Proceeds from corporate owned life insurance policies	5	110
Other, net	(27)	52
Net cash used in investing activities	(8,031)	(7,430)

Financing activities
Proceeds from debt and financings	4,731	6,416
Repayments of debt, financing and finance lease obligations	(7,188)	(6,937)
Debt financing costs	(12)	(286)
Proceeds from issuance of common stock, net	(29)	281
Acquisition of noncontrolling interest	(33)	—
Other, net	1	—
Net cash used in financing activities	(2,530)	(526)

Net decrease in cash, cash equivalents and restricted cash	(3,796)	(374)

Cash, cash equivalents and restricted cash, beginning of period	7,063	6,659
Cash, cash equivalents and restricted cash, end of period	$3,267	$6,285

RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited)
(Millions)

	Quarter To Date			Year To Date
	12/31/19	9/30/19	12/31/18	12/31/19	12/31/18

Net cash provided by operating activities	$1,955	$2,566	$2,225	$6,765	$7,582

Capital expenditures - network and other	(1,062)	(1,109)	(1,416)	(3,360)	(3,814)
Capital expenditures - leased devices	(2,147)	(1,786)	(2,215)	(5,449)	(5,739)
Expenditures relating to FCC licenses, net	(8)	(7)	(75)	(24)	(145)
Proceeds from sales of assets and FCC licenses	220	417	144	819	416
Proceeds from deferred purchase price from sale of receivables	—	—	—	—	223
Other investing activities, net	6	4	129	10	189
Free cash flow*	$(1,036)	$85	$(1,208)	$(1,239)	$(1,288)
Net proceeds (repayments) of financings related to devices and receivables	603	(130)	300	703	913
Adjusted free cash flow*	$(433)	$(45)	$(908)	$(536)	$(375)

News Release

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Millions)

	12/31/19	3/31/19
ASSETS
Current assets
Cash and cash equivalents	$3,179	$6,982
Short-term investments	62	67
Accounts and notes receivable, net	3,873	3,554
Device and accessory inventory	1,117	999
Prepaid expenses and other current assets	1,224	1,289
Total current assets	9,455	12,891

Property, plant and equipment, net	20,827	21,201
Costs to acquire a customer contract	1,808	1,559
Operating lease right-of-use assets	6,713	—
Goodwill	4,598	4,598
FCC licenses and other	41,492	41,465
Definite-lived intangible assets, net	918	1,769
Other assets	1,091	1,118
Total assets	$86,902	$84,601

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$3,396	$3,961
Accrued expenses and other current liabilities	3,335	3,597
Current operating lease liabilities	1,860	—
Current portion of long-term debt, financing and finance lease obligations	3,880	4,557
Total current liabilities	12,471	12,115

Long-term debt, financing and finance lease obligations	33,507	35,366
Long-term operating lease liabilities	5,423	—
Deferred tax liabilities	7,038	7,556
Other liabilities	2,708	3,437
Total liabilities	61,147	58,474

Stockholders' equity
Common stock	41	41
Treasury shares, at cost	(9)	—
Paid-in capital	28,402	28,306
Accumulated deficit	(2,226)	(1,883)
Accumulated other comprehensive loss	(453)	(392)
Total stockholders' equity	25,755	26,072
Noncontrolling interests	—	55
Total equity	25,755	26,127
Total liabilities and equity	$86,902	$84,601

NET DEBT* (NON-GAAP) (Unaudited)
(Millions)

	12/31/19	3/31/19

Total debt	$37,387	$39,923
Less: Cash and cash equivalents	(3,179)	(6,982)
Less: Short-term investments	(62)	(67)
Net debt*	$34,146	$32,874

News Release

SCHEDULE OF DEBT (Unaudited)
(Millions)

		12/31/19
ISSUER	MATURITY	PRINCIPAL
Sprint Corporation
7.25% Senior notes due 2021	09/15/2021	$2,250
7.875% Senior notes due 2023	09/15/2023	4,250
7.125% Senior notes due 2024	06/15/2024	2,500
7.625% Senior notes due 2025	02/15/2025	1,500
7.625% Senior notes due 2026	03/01/2026	1,500
Sprint Corporation		12,000

Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC
3.36% Senior secured notes due 2021	09/20/2021	1,531
4.738% Senior secured notes due 2025	03/20/2025	2,100
5.152% Senior secured notes due 2028	03/20/2028	1,838
Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC		5,469

Sprint Communications, Inc.
7% Guaranteed notes due 2020	03/01/2020	1,000
7% Senior notes due 2020	08/15/2020	1,500
11.5% Senior notes due 2021	11/15/2021	1,000
6% Senior notes due 2022	11/15/2022	2,280
Sprint Communications, Inc.		5,780

Sprint Capital Corporation
6.875% Senior notes due 2028	11/15/2028	2,475
8.75% Senior notes due 2032	03/15/2032	2,000
Sprint Capital Corporation		4,475

Credit facilities
Secured equipment credit facilities	2021 - 2022	505
Secured term loans due 2024	02/03/2024	5,870
Credit facilities		6,375

Accounts receivable facility	2021	3,310

Financing obligations, finance leases and other obligations	2020 - 2026	349
Total principal		37,758

Net premiums and debt financing costs		(371)
Total debt		$37,387

News Release

NOTES TO THE FINANCIAL INFORMATION (Unaudited)

(1)
For customers that elect to lease a device rather than purchasing one under our subsidized program, there is a positive impact to EBITDA* and Adjusted EBITDA* from direct channel sales primarily due to the fact the cost of the device is not recorded as cost of equipment sales but rather is depreciated over the customer lease term. Under our device leasing program for the direct channel, devices are transferred from inventory to property and equipment and the cost of the leased device is recognized as depreciation expense over the customer lease term to an estimated residual value. The customer payments are recognized as revenue over the term of the lease. Under our subsidy model, we recognize revenue from the sale of devices as equipment sales at the point of sale and the cost of the device is recognized as cost of equipment sales. During the three and nine month periods ended December 31, 2019, we leased devices through our Sprint direct channels totaling approximately $1,686 million and $4,015 million, respectively, which would have increased cost of equipment sales and reduced EBITDA* if they had been purchased under our subsidized program.

The impact to EBITDA* and Adjusted EBITDA* resulting from the sale of devices under our installment billing program is generally neutral except for the impact in our indirect channels from the time value of money element related to the imputed interest on the installment receivable.

(2)
During the third quarter of fiscal year 2019, we recognized $19 million of impairment charges primarily related to an inbound roaming arrangement with a third party in Puerto Rico. During the second and first quarters of fiscal year 2019, the company recognized asset impairment expense primarily related to the sale and leaseback of our Overland Park, Kansas campus.

(3)
During the third quarter of fiscal year 2019, the company recorded losses on disposals of property, plant and equipment primarily related to network costs that are no longer recoverable as a result of changes in the company's network plans. During the third and second quarters of fiscal year 2018, the company recorded losses on disposals of property, plant and equipment primarily related to cell site construction costs and other network costs that are no longer recoverable as a result of changes in the company's network plans.

(4)
During the third, second and first quarters of fiscal year 2019 and third, second and first quarters of fiscal year 2018, severance and exit costs consist primarily of exit costs related to access termination charges and severance costs associated with reductions in work force.

(5)
During the first quarter of fiscal year 2018, we recognized contract termination costs associated with the purchase of certain leased spectrum assets, which upon termination of the spectrum leases resulted in the accelerated recognition of the unamortized favorable lease balances.

(6)
During the third, second and first quarters of fiscal year 2019 and third, second and first quarters of fiscal year 2018, we recorded merger costs of $78 million, $69 million, $83 million, $67 million, $56 million and $93 million, respectively, due to the proposed Business Combination Agreement with T-Mobile.

(7)
During the third quarter of fiscal year 2019, we had favorable developments in litigation and other contingencies of $270 million primarily associated with legal recoveries for patent infringement lawsuits. During the third quarter of fiscal year 2018, litigation expenses and other contingencies consist of tax matters settled with the State of New York.

(8)
During the third quarter of fiscal year 2019 the partial pension settlement is the result of a plan amendment to the Sprint Retirement Pension Plan to offer certain terminated participants who had not begun receiving Plan benefits the opportunity to voluntarily elect to receive their benefits as an immediate lump sum distribution.

(9)	During the second quarter of fiscal year 2018 we recognized hurricane-related reimbursements of $32 million.

News Release

*FINANCIAL MEASURES

Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies.

Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures.

The measures used in this release include the following:

EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry.

Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments and equity method investments. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments.

Net Debt is consolidated debt, including current maturities, less cash and cash equivalents and short-term investments. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

News Release

SAFE HARBOR

This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our network, subscriber growth, and liquidity; and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services such as 5G; efficiencies and cost savings of new technologies and services; customer and network usage; subscriber additions and churn rates; service, speed, capacity, coverage and quality; availability of devices; availability of various financings; and the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and, when filed, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

About Sprint:
Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.2 million connections as of December 31, 2019 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching a 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

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